SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                         ---------------

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934

 Date of Report (Date of earliest event reported)  April 3, 2001


                      DOCUCON INCORPORATED
     (Exact name of registrant as specified in its charter)

                         ---------------


      Delaware                1-10185              74-2418590
--------------------  -----------------------  -----------------
  (State or other        (Commission File        (IRS Employer
  jurisdiction of             Number)            Identification
   incorporation)                                     No.)



                    8 Airport Park Boulevard
                     Latham, New York 12110
       (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code  (518)786-7733



                 ------------------------------
  (Former name or former address, if changed since last report)

Item 5.  Other Events

     On April 2, 2001, Docucon, Incorporated (the "Registrant") announced that its Board of Directors has agreed to the terms of a letter of intent calling for Registrant's acquisition of all outstanding and issued shares of Digital Vision Systems, Inc., a Nevada corporation ("DVS"). The proposed reverse merger of DVS into Registrant would result in DVS shareholders owning 90.5% of the combined entity. Additionally, Registrant's shareholders would receive warrants for an additional 2.0% of the combined entity, depending upon future performance of the combined entity's common stock market price. This acquisition is intended to conclude in June 2001.

     The proposed combination is subject to various, significant conditions including but not limited to DVS' pre-merger commitment to fund an additional $2.5 million in operating capital, and approval by both Registrant and DVS shareholders.

     DVS, a privately held Nevada corporation chartered in May 2000, manufactures and distributes video surveillance systems based upon digital compression technology. DVS' software management system and related digital video recording hardware are marketed worldwide for camera surveillance security applications by retail, education, manufacturing, government and military users, among others. DVS is based in San Antonio, Texas.

     On April 2, 2001, the Registrant issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

     With the exception of historical information described above, this release includes forward looking statements made under the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements involve substantial risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.


     (c)  EXHIBITS.

Exhibit No. Description
----------- -----------

99.1        Registrant press release dated April 2, 2001

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               DOCUCON INCORPORATED


Date: April 3, 2001            By:  /S/ Robert W. Schwartz
                                  -----------------------------
                                  Robert W. Schwartz, President
                                  and CEO

                          EXHIBIT INDEX
                          -------------

Exhibit No. Description
----------- -----------

99.1        Registrant press release dated April 2, 2001